Exhibit 10.1

EXECUTIVE FORM

GSI COMMERCE, INC.

1075 First Avenue

King of Prussia, PA 19406

1996 EQUITY INCENTIVE PLAN

NON-INCENTIVE STOCK OPTION

NAME:	«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»

ADDRESS:	«ADDRESS_LINE_1» «ADDRESS_LINE_2» «ADDRESS_LINE_3»
«CITY», «STATE» «ZIP_CODE»

DATE:	«VEST_BASE_DATE»

OPTION NO:	«NUM»

1. Option Grant. You are hereby granted an option, effective as of the date hereof, to purchase «SHARES_GRANTED» shares of Common Stock, par value $.01 per share (“Common Stock”), of GSI COMMERCE, INC. (the “Company”), at an exercise price of $«OPTION_PRICE» per share pursuant to the Company’s 1996 Equity Incentive Plan (the “Plan”).

2. Type of Option. It is the intention of the Company and you that this option will not be an “incentive stock option” as that term is used in Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

3. Option Vesting and Exercise.

(a) On and after the date of its grant and prior to the termination of this option, this option may be exercised in accordance with the following schedule:

Exercise Date	Cumulative Percentage of Aggregate Number of Shares of Stock Covered by Option Which May be Purchased
Beginning	%
Beginning	%
Beginning	%
Beginning	%

less, in the case of any exercise, the number of shares previously purchased by exercise of this option. No fractional shares will be issued or delivered. This option will terminate after the expiration of ten years from the date of its grant, except if terminated earlier as hereafter provided.

(b) Notwithstanding anything in the Plan to the contrary, the Board of Directors of the Company (the “Board”) has determined that this Section 3(b) will exclusively apply in the event of a “Change of Control” (as defined in the Plan) of the Company. This option will automatically become exercisable immediately prior to a Status Change referred to in (b) below for an additional number of shares of Common Stock equal to <<NUMBER OF SHARES>> if (a) a Change of Control occurs, notwithstanding any determination by the Board under the Plan after the date hereof that a Change of Control has not occurred, and (b) you suffer a “Status Change” (as defined in the Plan) due to the Company’s termination of your employment for any reason other than for “Cause” (as defined in any written employment agreement between the Company and you or if there is no such agreement in the Plan) or due to your termination of your employment with the Company for “Good Reason” (as defined in any written employment agreement between the Company and you or if there is no such agreement as defined below), in either case within the twelve (12) month period after such Change of Control. “Good Reason” means (i) you are demoted, removed or not re-elected to any of your positions or offices or there is a material diminishment of your title, position, responsibilities or authorities, (ii) there is a reduction in your base salary or a material reduction in your benefits, (iii) the Company (or its successor) materially breaches any written employment agreement between the Company and you, or (iv) your principal place of employment with the Company (or its successor) is relocated to more than twenty-five (25) miles beyond the border of the City of Philadelphia without your consent.

4. Notice of Exercise and Payment. You may exercise this option by giving written notice to the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the exercise price for the total number of shares that you specify you wish to purchase. Common Stock purchased on exercise of your option must be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company, (ii) through the delivery of shares of Common Stock which have been outstanding for at least six months and which have a “fair market value” (as defined in the Plan) on the last business day preceding the date of exercise equal to the aggregate exercise price, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the aggregate exercise price, or (iv) by any combination of the permissible forms of payment. Any assignment of stock must be in a form and substance satisfactory to the Company, including guarantees of signature(s), if the Company deems such guarantees necessary or desirable, and payment of all transfer taxes.

5. Termination of Option.

(a) If you suffer a Status Change due to death or Disability (as defined in the Plan), you or your heirs, executors, administrators or other legal or personal representatives, as the case may be, may, at any time within one year after the date of such Status Change (but in no event later than ten years from the date this option is granted), exercise this option for the number of shares subject to this option that you had the vested right to purchase immediately prior to the date of such Status Change. This option will terminate as of the date of such Status Change with respect to all shares subject to this option that you did not have the vested right to purchase immediately prior to the date of such Status Change. After one year after the date you suffer such Status Change, this option will, to the extent not previously exercised, terminate and be of no further force or effect.

(b) If you suffer a Status Change due to the Company’s termination of your employment without Cause or your voluntary termination of your employment with the Company or the termination of your employment with the Company for any reason other than as set forth in subsections (a) – (c) of this Section 5, you may, at any time within ninety (90) days after the date of such Status Change (but in no event later than ten years from the date this option is granted), exercise this option for the number of shares subject to this option that you had the vested right to purchase immediately prior to the date of such Status Change. This option will terminate as of the date of such Status Change with respect to all shares subject to this option that you did not have the vested right to purchase immediately prior to the date of such Status Change. After ninety (90) days after the date of such Status Change, this option will, to the extent not previously exercised, terminate and be of no further force or effect.

(c) If you suffer a Status Change due to the Company’s termination of your employment for Cause, this option will, to the extent not previously exercised, immediately terminate and be of no further force or effect as of the date you suffer such Status Change.

6. Certain Adjustments. If there is a change in the capitalization of the Company, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Board deems, in its sole discretion, to be similar circumstances, the Board will make such equitable adjustments to the number and/or kind of shares of Common Stock or other securities subject to this option, the exercise price and any other provision of this option affected by such change, as may be necessary or appropriate under the circumstances.

7. Shareholder Status. You will not become a stockholder of the Company until (i) you make any required payments in respect of the Common Stock issuable pursuant to this option, (ii) you furnish the Company with any required agreements, certificates, letters or other instruments, and (iii) you actually receive the shares of Common Stock. Subject to any terms and conditions imposed by the Plan, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, you will have all rights of a stockholder with respect to shares of Common Stock, including, but not limited to, the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

8. Conditions to Delivery of Common Stock. Notwithstanding any other provision of the Plan, the Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan (i) until all conditions to this option have been satisfied, (ii) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock than the Company is then legally entitled to issue or sell, and (v) until other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of this option, such representations or agreements as counsel to the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer. If this option is exercised by your legal or personal representative, the Company will be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

9. Transferability of Option. Neither this option nor any of your rights under this option or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. This option may be exercised only by you (or by your heirs, estate, beneficiary or personal or legal representative under Section 5(a)). The foregoing will not, however, restrict the ability of your heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to this option.

10. Miscellaneous. This option is subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan will govern. Capitalized terms used in this option without definition will have the meanings given to those terms in the Plan. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof, and no amendment, modification or waiver of this option, in whole or in part, will be binding upon the Company unless in writing and signed by the Company. This option and the performances of the parties hereunder will be construed in accordance with and governed by the laws of the State of Delaware.

Please sign the copy of this option and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

GSI COMMERCE, INC.

By:

I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»

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